CREDIT AGREEMENT

by and among

NATIONAL HMO (N.Y.) INC.,
HEALTH ACQUISITION CORP.,
NEW ENGLAND HOME CARE, INC.,
ACCREDITED HEALTH SERVICES, INC.,
MEDICAL RESOURCES HOME HEALTH CORP., and
CONNECTICUT STAFFING WORKS CORP., as Borrowers

NATIONAL HOME HEALTH CARE CORP.,
as Guarantor

and

BANK OF AMERICA, N.A., as Lender

Dated as of April 28, 2006

$7,500,000.00 Revolving Credit Facility

Prepared By:

EMMET, MARVIN & MARTIN, LLP
Broadway
New York, New York 10271

SCHEDULES
Litigation	Schedule 3.06
Subsidiaries	Schedule 3.13
Environmental Matters	Schedule 3.15
Places of Business	Schedule 3.17
Existing Investments	Schedule 3.18
Existing Indebtedness	Schedule 6.02
Existing Liens	Schedule 6.03
Existing Guarantees	Schedule 6.04

CREDIT AGREEMENT

        CREDIT AGREEMENT, dated as of April 28, 2 by and among NATIONAL HMO (N.Y.) INC., a Delaware corporation, HEALTH ACQUISITION CORP., a New York corporation, NEW ENGLAND HOME CARE, INC., a Connecticut corporation, ACCREDITED HEALTH SERVICES, INC., a New Jersey corporation, CONNECTICUT STAFFING WORKS CORP., a Connecticut corporation, and MEDICAL RESOURCES HOME HEALTH CORP., a Delaware corporation (individually a “Borrower” and collectively the “Borrowers”), and BANK OF AMERICA, N.A., a national banking association (the “Bank”),

W I T N E S S E T H

        WHEREAS, the Borrowers have requested that the Bank establish a revolving credit facility in the aggregate principal amount of up to Seven Million Five Hundred Thousand ($7,500,000.00) Dollars; and

        WHEREAS, the Bank is willing to extend such credit facility to the Borrowers on and subject to the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, the Borrowers and the Bank hereby agree as follows:

ARTICLE 1. DEFINITIONS

        Section   1.01.  Defined Terms:   As used in this Agreement, the following terms shall have the following meanings:

        “Affiliate” shall mean as to any referenced Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such referenced Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

        “Agreement” shall mean this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

        “Applicable Rate” shall mean the rate of interest then payable on the principal of any Loan, which may be either a Revolving LIBOR Rate Loan or a Revolving Prime Rate Loan.

        “Approved Subordinated Indebtedness” shall mean any Indebtedness of any of the Borrowers which is subordinated to the Obligations and approved by the Bank pursuant to subordination agreement in form and substance satisfactory to the Bank.

        “Assignment of Claims Act” shall mean the Federal Assignment of Claims Act (31 U.S.C. §3727; 41 U.S.C. § 15), as amended.

        “Borrowing Date” shall mean, with respect to any Revolving Credit Loan, the date on which such Loan is disbursed by the Bank to a Borrower.

        “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or permitted by law to close and with respect to a Revolving LIBOR Rate Loan, a day on which transactions in eurodollars are being carried on in the London interbank market.

        “Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership or equity interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

        “Capitalized Lease Obligation” shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capitalized lease on a balance sheet prepared in accordance with GAAP, and, for purposes hereof, the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

        “Chief Financial Officer” shall mean, the Chief Financial Officer of the Guarantor.

        “Closing Date” shall mean April 28, 2006.

        “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

        “Collateral” shall have the meaning ascribed to that term in the Security Agreement.

        “Commitment” shall mean SEVEN MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS (US $7,500,000), as such amount is subject to reduction in accordance with the terms hereof.

        “Commitment Period” shall mean the period from and including the Closing Date to but not including the Expiration Date or such earlier date on which the Commitment shall terminate as provided herein.

        “Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Guarantor within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrowers and which is treated as a single employer under Section 414 of the Code.

        “Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other legally binding undertaking to which such Person is a party or by which it or any material part of its property is bound.

        “Default” shall mean the happening of any of the events specified in Section 7.01 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

        “Default Rate” (i) if such Loans are Revolving Prime Rate Loans, 2% above the Prime Rate as in effect from time to time, or (ii) if such Loans are Revolving LIBOR Rate Loans, 2% above the rate of interest in effect thereon at the time of the Event of Default that resulted in the Default Rate being instituted until the end of the then current Interest Period therefor and, thereafter, 2% above the Prime Rate as in effect from time to time; and (iii) in respect of other amounts payable by the Borrowers hereunder not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 2% above the Prime Rate as in effect from time to time.

        “Dollars” and “$” shall mean, dollars in lawful currency of the United States of America.

        “Environmental Laws” shall mean any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

        “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        “Event of Default” shall mean any of the events specified in Section 7.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        “Expiration Date” shall mean April 2, 2007.

        “Federal Anti-Assignment Laws” shall mean, collectively, the Assignment of Claims Act and each other United States law, rule or regulation (including, without limitation, the Medicare Act, the Social Security Act, the Civilian Health and Medical Program of the Uniformed Services and the Civilian Health and Medical Program of the Veterans’ Administration) applicable to the effectiveness and enforceability of collateral assignments of Accounts Receivable payable, directly or indirectly, by a Governmental Authority.

        “Fiscal Year” shall mean the fiscal year of the Borrowers ending July 31.

        “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time, as more fully described in Section 1.02.

        “Governmental Authority” shall mean, any nation or government, foreign or domestic, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        “Guarantee Obligation” shall mean, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person, or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation other than in the ordinary course of Borrowers’ business, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the greater of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made, or (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Chief Financial Officer in good faith.

        “Guarantor” shall mean National Home Health Care Corp., a Delaware corporation.

        “Guaranty” shall mean the Guaranty executed by the Guarantor in favor of the Bank in form and substance satisfactory to the Bank.

        “Health-Care-Insurance Receivables” shall mean any interest in or claim under a policy of insurance that is a right in favor of the Guarantor or any Borrower to payment of a monetary obligation for health-care goods or services provided.

        “Indebtedness” of any Person at any date, shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with the Borrowers’ customary practices as currently conducted), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capitalized Lease Obligations, (d) all obligations of such Person in respect of bank acceptances issued or created for the account of such Person, and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

        “Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

        “Insolvent” shall pertain to a condition of Insolvency.

        “Interest Period” shall mean with respect to each Revolving LIBOR Rate Loan, each period commencing on the date such Loan is made or converted from a Loan of another type (or the last day of the next preceding Interest Period with respect to such Loan), and ending on the day that is 1, 2 or 3 months thereafter (except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month). Notwithstanding the foregoing: (i) no Interest Period shall end later than the Expiration Date, (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day; and (iii) no more than five (5) Interest Periods shall be in effect at the same time. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period or, if earlier, the date of payment.

        “Knowledge of Borrowers” shall mean the actual knowledge of any principal officer of the Guarantor and of any principal officer of any of the Borrowers, without conducting or requiring any agents of any of the Borrowers to conduct an independent review, examination or investigation in order to establish the basis for or the accuracy of the representation and warranty made by the Borrowers or the Guarantor.

        “LIBOR” shall mean with respect to any Revolving LIBOR Rate Loan, for any Interest Period applicable thereto, the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to such Interest Period for such Loan which appears on the Telerate page 3750 as of 11:00 a.m., London time, on the day that is two (2) Business Days preceding the first day of such Interest Period for such Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR shall be the rate (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of offered rates for deposits in U.S. Dollars for a period of time comparable to the Interest Period for such Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m., London Time, on the day that is two (2) Business Days preceding the first day of such Interest Period for such Loan as selected by the Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date shall be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Interest Period for such Loan offered by major banks in New York City at approximately 11:00 a.m., New York City time, on the day that is two (2) Business Days preceding the first day of such Loan. In the event that the Bank is unable to obtain any such quotation as provided above, it shall be deemed that LIBOR in connection with a Revolving LIBOR Rate Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any bank, then for any period during which such Reserve

Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. “Reserve Percentage” shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against “Euro- currency Liabilities” as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time. The Bank shall use its best efforts to advise the Borrowers of the LIBOR rate as soon as practicable after each change in LIBOR; provided, however that the failure of the Bank to so advise the Borrowers on any one or more occasions shall not affect the rights of the Bank or the obligations of the Borrowers hereunder.

        “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing).

        “Loan Documents” shall mean this Agreement, the Note, the Security Agreement, the Guaranty and any and all other agreements or documents executed by the Borrowers, the Guarantor and/or any other Person and by or in favor of the Bank which evidence, guarantee or secure, in whole or in part, the Obligations.

        “Loans” shall mean the Revolving Credit Loans.

        “Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property, or financial condition of the Guarantor and the Borrowers taken as a whole, (b) the ability of the Guarantor or the Borrowers to perform any of their respective payment obligations under any Loan Document or to perform their other respective material obligations under this Agreement, the Note, or any of the other Loan Documents or (c) the validity or enforceability of this Agreement, the Note, or any of the other Loan Documents or the rights or remedies of the Bank hereunder or thereunder.

        “Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

        “Multiemployer Plan” shall mean a Plan which is a multiemployer plan as defined in Section 400 l(a)(3) of ERISA.

        “Note” shall mean the promissory note in the form attached hereto as Exhibit A, made and delivered by the Borrowers pursuant to subsection 2.02(a) hereof “Obligations” shall have collectively, all of the Indebtedness, liabilities and obligations of the Borrowers to the Bank, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under the Loan Documents.

        “Operating Leases” shall mean operating leases as determined in accordance with GAAP.

        “PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title W of ERISA, or any successor thereto.

        “Person” shall mean (i) any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other judicial entity or (ii) any other entity, body, organization or group.

        “Plan” shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Guarantor or the Borrowers or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

        “Prime Rate” shall mean the variable per annum rate of interest as publicly announced from time to time by the Bank as its “prime rate”. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. changes in the rate of interest resulting from changes in the Prime Rate shall occur immediately without notice or demand of any kind.

        “Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

        “Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

        “Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, ..14, .16, .18, .19 or .20 of PBGC Reg. §2615.

        “Reporting Accountants” shall mean BDO Seidman, LLP or another firm of certified public accountants retained by the Borrowers and reasonably acceptable to the Bank.

        “Requirements of Law” shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        “Responsible Officer” shall mean the chief executive officer or the president or the Chief Financial Officer of the Guarantor.

        “Revolving Credit Loan” shall mean any Revolving LIBOR Rate Loan or Revolving Prime Rate Loan to the Borrowers made pursuant to Section 2.01.

        “Revolving LIBOR Rate” shall mean for any day, a rate per annum equal to, at the Borrowers’ option, one (1), two (2) or three (3) month LIBOR plus 1.5%.

        “Revolving LIBOR Rate Loans” shall mean Loans for which the Applicable Rate is the Revolving LIBOR Rate.

        “Revolving Prime Rate Loans” shall mean Loans for which the Applicable Rate is the Prime Rate.

        “Security Agreement” shall mean the Security Agreement executed and delivered by the Guarantor and the Borrowers in favor of the Bank with respect to the Collateral pursuant to Section 4.01 (f) in form and substance satisfactory to the Bank.

        “Single Employer Plan” shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

        “Subsidiary” shall mean, with respect to any Person, any other Person (a) of which the shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such other Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and (b) whose accounts are or are required to be consolidated with the accounts of the Guarantor and the Borrowers in accordance with GAAP. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Guarantor or one or more of the Borrowers.

        “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

        Section  1.02.  Other Definitional Provisions:

            (a)        Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the Note, or any certificate or other document made or delivered pursuant hereto.

            (b)        Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP. “GAAP” shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board (“FASB”) or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, and the results of operations and changes in financial position, of the Borrowers, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a GAAP principle or practice may be so changed. Any dispute or disagreement between the Borrowers and the Bank relating to the determination of GAAP principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto delivered to the Bank by the Reporting Accountants.

            (c)        The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d)        The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE 2.    CREDIT FACILITY

        Section   2.01.  Commitment.   During the Commitment Period, subject to the terms and conditions hereof, the Bank agrees to make Revolving Credit Loans to the Borrowers in U.S. Dollars from time to time for the purposes hereinafter set forth; provided that the aggregate principal amount of Loans of the Bank outstanding at any time shall not the Commitment as then in effect. Revolving Credit Loans in each case may consist of either Revolving Prime Rate Loans or Revolving LIBOR Rate Loans, as the Borrowers may request, and may be repaid and re-borrowed in accordance with the provisions hereof. All Loans shall mature on the Expiration Date. The Expiration Date may be extended annually (for additional period(s) of up to 364 days) at the sole discretion of the Bank. The Borrowers hereby acknowledge and agree that all of the Obligations hereunder shall be the joint and several obligations of the Borrowers.

        Section   2.02.  Method of Borrowing Revolving Credit Loans.

           (a)        Note for Revolving Credit Loans:  The Indebtedness of the Borrowers to the Bank under the Revolving Credit Loans shall be evidenced by a promissory note of the Borrowers substantially in the form thereof attached hereto as Exhibit A, payable to the order of the Bank. The aggregate an of Revolving Credit Loans outstanding shall not exceed the Commitment. The Bank is hereby authorized to record the date and amount of each Revolving Credit Loan made by the Bank, each continuation thereof, and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Note and/or recorded in the Bank’s internal system, and any such recordation, absent manifest error, shall constitute prima facie evidence of the accuracy of the information so recorded.

           (b)        Procedure for Borrowing Revolving Credit Loans:  The Borrowers may borrow under the Commitment during the Commitment Period on any Business Day loan amounts bearing interest based on the Revolving LIBOR Rate in minimum amounts of $250,000.00 and in integral multiples of $100,000.00 for advances in excess thereof and for loan amounts bearing interest based on the Prime Rate in minimum amounts of $100,000.00 and in integral multiples of $100,000.00 for advances in excess thereof.

                      (i)        With respect to any Revolving Prime Rate Loans, the Borrowers shall give irrevocable written notice to the Bank, which may be via facsimile transmission, no later than 11:00 a.m., New York City time on the same Business Day of the requested Loan.

                      (ii)        With respect to any Revolving LIBOR Rate Loans, the Borrowers shall give irrevocable written notice to the Bank, which may be via facsimile transmission, no later than 11:00 a.m., New York City time on the Business Day which is at least two (2) Business

Days prior to the requested borrowing date specify (A) the amount of the Loan (B) the LIBOR Interest Period, and (C) the requested borrowing date.

                      (iii)        The Borrowers may convert any Revolving Prime Rate Loan to a Revolving LIBOR Rate Loan by giving the Bank irrevocable written notice, which may be via facsimile transmission no later than 11:00 a.m. New York City time, at least two (2) Business Days prior to the requested interest rate change date specify the LJBOR Interest Period. The Borrowers may change the LIBOR Interest Period for any Revolving LIBOR Rate Loan by giving irrevocable written notice, which may be via facsimile transmission, to the Bank by 11:00 a.m., New York City time, at least two (2) Business Days prior to the end of the then applicable LIBOR Interest Period speci1 the new LIBOR Interest Period. Revolving LIBOR Rate Loans shall be converted only on the last day of the Interest Period for such Loan. If the Borrowers shall fail to give the Bank the notice as specified above for the renewal of a Revolving LJBOR Rate Loan prior to the end of the Interest Period with respect thereto, such Loan shall automatically be converted into a Revolving Prime Rate Loan on the last day of the Interest Period for such Loan.

                      (iv)        Upon the occurrence and during the continuance of an Event of Default: (x) Revolving LIBOR Rate Loans will automatically convert, on the last day of the then existing Interest Period therefor, into Revolving Prime Rate Loans, and (y) the obligation of the Bank to make, or convert into, Revolving LIBOR Rate Loans shall be suspended.

                      (v)        Notices under this subsection (b) shall be given by the Guarantor on behalf of the Borrowers, and shall be given by the Chief Financial Officer or another Responsible Officer.

           (c)        Optional Prepayments of Revolving Credit Loans:  The Borrowers may, at any time and from time to time, prepay the Revolving Credit Loans, in whole or in part, in accordance with the terms hereof and the Note.

           (d)        Prepayment/Accrued Interest on Revolving Credit Loans:

           If the Borrowers shall make an optional or mandatory prepayment of any Revolving Credit Loan in whole or in part, the following shall apply:

                      (i)        in connection with prepayments of Revolving Prime Rate Loans, the Borrowers shall not be required to pay any prepayment fee;

                      (ii)        in connection with prepayments of Revolving LIBOR Rate Loans, the Borrowers shall not be required to pay any prepayment fees other than as set forth herein or in the Note; and

                      (iii)        the Borrowers shall pay interest accrued on the amount paid at the Applicable Rate to the date payment is received by the Bank.

           (e)        Interest Rates and Payment Dates for Revolving Credit Loans:

                      (i)        Each Revolving Prime Rate Loan shall bear interest at a rate per annum equal to the Prime Rate. Each Revolving LIBOR Rate Loan shall bear interest at a rate per annum equal to the Revolving LIBOR Rate.

                      (ii)        Except as provided in the next sentence, accrued interest on each Loan shall be payable: (i) in the case of all Loans, monthly in arrears commencing on the last day of the first calendar month following the date hereof and continuing on the last day of each calendar month thereafter until payment in full of each Loan hereunder, (ii) in addition, in the case of a Revolving LIBOR Rate Loan, on the last day of each Interest Period for such Loan, and (iii) upon the payment or prepayment thereof (but only on the principal so paid or prepaid). Interest that is payable at the Default Rate shall be payable from time to time on demand of the Bank. The principal of all Loans shall be payable on the Expiration Date or on the next Business Day if the Expiration Date is not a Business Day.

           (f)        Maximum Interest Rate:  No interest payable hereunder, whether by reason of maturity, the acceleration thereof, or otherwise, shall be in excess of the maximum rate permitted by any applicable law. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrowers and the Bank in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Note and not to the payment of interest. This provision shall control every other provision of all of the Loan Documents.

        Section  2.03.    Terms Applicable to all Loans.

           (a)        Interest Rate:  Each determination of an interest rate by the Bank pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers in the absence of manifest error.

           (b)        Requirements of Law:

                      (i)        Increased Costs:  If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, the Note, or change the basis of taxation of payments to the Bank in respect thereof (except for changes in the rate of tax on the overall net income of the Bank), or shall impose any other condition upon the Bank; and the result of any of the foregoing is to increase the cost to the Bank, by an amount which the Bank deems to be material, then, in any such case, the Borrowers shall pay to the Bank, within five (5) Business Days after written demand (and receipt of the certificate described below) and to the extent permitted by applicable law, any additional amounts necessary to compensate the Bank for such increased cost or reduced amount receivable. If the Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrowers of the event by reason of which it has become so entitled. A certificate providing reasonable detail of the amount due and reasons therefor as to any additional amounts payable pursuant to this subsection submitted by the Bank to the Borrowers, shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

                      (ii)        Capital Adequacy:  if the Bank shall have determined that the adoption of or any change in any Requirements of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Bank or any corporation controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on the Bank’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which the Bank or such corporation could have achieved but for such change or compliance (taking into consideration the Bank’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by the Bank in its reasonable discretion to be material, then from time to time, after submission by the Bank to the Borrowers of a written request therefor together with a certificate providing in reasonable detail the amount due and the reasons therefor, the Borrowers shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

           (c)        Funds/Manner of Payment:

                      (i)        All payments (including prepayments) on account of principal, interest, fees and any other amounts payable by the Borrowers to the Bank hereunder shall be made without setoff or counterclaim and shall be made to the Bank on the date of payment at 1185 Avenue of the Americas, New York, New York 10036 or before 11:00 a.m. (New York City time), in each case in lawful money of the United States of America and in immediately available funds (which payments may be made by the Borrowers’ use of electronic transfers); without limiting the foregoing, the Borrowers hereby authorize the Bank to charge any operating account of the Borrowers for each such payment on the due date therefor. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Notwithstanding the foregoing, if any payment of principal or interest becomes due on a day on which the banks in New York, New York are required or permitted by law to remain closed, such payment may be made on the next succeeding day on which such banks are open, and such extensions shall be included in computing interest in connection with such payment; provided, however that if the result of any such extension would be to extend the maturity date of any LIBOR Loan into another calendar month the payment shall be made on the immediately preceding Business Day.

                      (ii)        All payments shall be applied first to the payment of fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided that after an Event of Default, payments will be applied to the obligations of the Borrowers to the Bank as the Bank determines in its sole discretion.

           (d)        Prepayment Defined:  For purposes of this Agreement, a prepayment shall include any payment or other reduction of the balance due under the Note, regardless of whether such payment or other reduction (a) is voluntary or involuntarily, (b) results from the acceleration of the Obligations pursuant to the Loan Documents, (c) is made by the Borrowers or any other Person, (d) results from the Bank’s receipt or collection of proceeds of the Collateral, including insurance proceeds or condemnation awards, (e) results from the Bank’s exercise of any right of setoff, and/or (0 is made during any bankruptcy, insolvency or similar proceeding under federal or state law, or is made pursuant to any plan of reorganization or liquidation.

           (e)        Late Charge:  If the entire amount of any required principal and/or interest is not paid in full within 10 days after the same is due, the Borrowers shall pay to the Bank a late fee equal to five percent (5%) of such required payment.

           (f)        Default Rate:  Whenever an Event of Default has occurred and is continuing (after the expiration of all notice and cure periods, if any), the Borrowers shall pay interest on any Loan, and on any other amount payable by the Borrowers hereunder (to the extent permitted by law) for the period commencing on the occurrence of such Event of Default until such Event of Default has been cured or waived as acknowledged in writing by the Bank at the Default Rate.

        Section  2.04.  Indemnity; Yield Protection.

        The Borrower hereby agrees, with respect to Revolving LIBOR Rate Loans, to indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of any of the following:

                      (i)        the failure of the Borrowers to borrow a Revolving LIBOR Rate Loan after the Borrowers shall have requested such Loan hereunder;

                      (ii)        the receipt or recovery by the Bank, whether by acceleration or otherwise, of all or any part of a Revolving LIBOR Rate Loan prior to the last day of an Interest Period applicable thereto; or

                      (iii)        the conversion, prior to the last day of an applicable Interest Period of a Revolving LIBOR Rate Loan into a Revolving Prime Rate Loan.

        Without limiting the effect of the foregoing, the amount to be paid by the Borrowers to the Bank in order to so indemnify the Bank for any loss occasioned by any of the events described in the preceding paragraph regarding Revolving LIBOR Rate Loans, and as liquidated damages therefor, shall be calculated as follows: the current rate for United States Treasury

securities (bills on a discounted basis shall be converted to a bond equivalent)     with a maturity date closest to the term chosen pursuant to the Fixed Rate Election (as hereinafter defined) as to which the failure to borrow, prepayment, or conversion is made as described in such preceding paragraph, shall be subtracted from the LIBOR rate in effect at the time of such failure to borrow, prepayment, or conversion. If the result is zero or a negative number, there shall be no amount due to the Bank. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance failed to be borrowed, being prepaid or being converted. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which such failure to borrow, prepayment, or conversion is made. Such amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which such failure to borrow, prepayment, or conversion is made. The resulting amount shall be the amount due to the Bank upon such failure to borrow, prepayment, or conversion of a Revolving LIBOR Rate Loan. Each reference in this paragraph to “Fixed Rate Election” shall mean the election by the Borrowers of the LIBOR rate. If by reason of an Event of Default, the Bank elects to declare the Loans to be immediately due and payable, then an amount with respect to a Revolving LIBOR Rate Loan shall become due and payable in the same manner as though the Borrowers have exercised such right of prepayment.

A certificate as to any additional amounts payable pursuant to this Section 2.04 setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank set forth therein if made reasonably and in good faith. The Borrowers shall pay any amounts so certified to it by the Bank within thirty (30) days of receipt of any such certificate. The indemnities set forth herein shall survive payment in full of all Revolving LIBOR Rate Loans and all other Loans made pursuant to the Note.

        Section   2.05.  Change in Circumstances.

                   In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Revolving LIBOR Rate Loan, the Bank shall have determined reasonably and in good faith that (a) dollar deposits in the amount of the requested principal amount of such Loan are not generally available in the London interbank market, (b) the rate at which such dollar deposits are being offered will not adequately and fairly reflect the costs to the Bank of making or maintaining such Loan during such Interest Period, or (c) reasonable means do not exist for ascertaining LIBOR, the Bank shall, as soon as practicable thereafter, give written notice of such determination (in reasonable detail) to the Borrowers. In the event of any such determination, until the circumstances giving rise to such notice no longer exist, no Revolving LIBOR Rate Loans shall be made or continued hereunder. Any Revolving LIBOR Rate Loans then outstanding shall be converted into a Revolving Prime Rate Loan on the expiration of the then current Interest Period and such rate shall apply until the circumstances giving rise to such conversion no longer exist. Each determination by the Bank hereunder shall be conclusive absent manifest error.

        Section   2.06.  Change in Legality.

                (a)        Notwithstanding anything to the contrary herein contained, if any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for the Bank to make or maintain any Revolving LIBOR Rate Loan, then, by written notice (in reasonable detail) to the Borrowers, the Bank may:

                         (i)        declare that Revolving LIBOR Rate Loans shall not thereafter be made by the Bank hereunder, whereupon the Borrowers shall be prohibited from requesting Revolving LIBOR Rate Loans from the Bank hereunder unless such declaration is subsequently withdrawn; and

                         (ii)        require that all outstanding Revolving LIBOR Rate Loans made by it be converted to Revolving Prime Rate Loans, in which event (x) all such Revolving LIBOR Rate Loans shall be automatically converted to Revolving Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below, and (y) thereafter all payments and prepayments of principal which would otherwise have been applied to repay the converted Revolving LIBOR Rate Loans shall instead be applied to repay the Revolving Prime Rate Loans resulting from the conversion of such Revolving LIBOR Rate Loans. Such conversion shall be effective until the circumstances giving rise to such conversion no longer exist.

                (b)        For purposes of this Section 2.06, a notice to the Borrowers by the Bank pursuant to paragraph (a) above shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the day of receipt by the Borrowers.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES

        To induce the Bank to enter into this Agreement and to make the Loans, the Borrowers hereby represent and warrant to the Bank that:

        Section   3.01.  Financial Condition.  The annual audited consolidated financial statements of the Guarantor and its Subsidiaries as of July 31, 2005, copies of which have heretofore been furnished to the Bank, present fairly the financial condition of the Guarantor and its Subsidiaries as at such date, and the results of their consolidated operations and their consolidated cash flows for the periods then ended. All such financial statements, including any related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the accountants who audited such financials or a Responsible Officer, as the case may be, and as disclosed therein). Except as set forth in Schedule 6.04, neither the Guarantor nor the Borrowers had, at the date of the most recent financial statement referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any material long-term lease or long-term commitment, which is not reflected in the foregoing statements or in the notes thereto.

        Section   3.02.  No Change.   Except to the extent disclosed by the Borrowers to the Bank on or before the date hereof, since July 31, 2005 there has been no development or event which has had or is reasonably likely to have a Material Adverse Effect.

        Section   3.03.  Corporate Existence/Compliance with Law.   The Guarantor and each of the Borrowers (a) are duly organized, validly existing and in good standing under the laws of the respective states of their incorporation, (b) have the corporate power and authority, and the legal right, to own and operate their property, to lease the property they operate as lessee and to conduct the business in which they are currently engaged, (c) are duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to so qualify would have a Material Adverse Effect, and (d) are in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

        Section   3.04.  Corporate Power/Authorization/Enforceable Obligations.   The Guarantor and each of the Borrowers have the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party, to borrow hereunder and to grant the Liens on the Collateral as provided in the Security Agreement. The Borrowers have taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, the Note and the other Loan Documents. The Guarantor and the Borrowers have taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to grant the Liens provided for in the Security Agreement. Other than pursuant to the Federal Anti-Assignment Laws and similar state Requirements of Law, no other consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any stockholder or creditor of any of the Borrowers or the Guarantor) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, or the Note, or the other Loan Documents (other than the filing of financing statements in the jurisdictions set forth on Schedule 3.17 necessary to perfect the Bank’s security interest in the Collateral). This Agreement has been, and the Note, and other Loan Documents, have been or will be, as the case may be, duly executed and delivered on behalf of the Borrowers and the Guarantor, as the case may be. This Agreement constitutes, and the Note, and the other Loan Documents constitute or when executed and delivered will constitute, as the case may be, the legal, valid and binding obligation of the Borrowers and the Guarantor, enforceable against the Borrowers and the Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the Federal Anti-Assignment Laws and similar state Requirements of Law.

        Section   3.05.  No Legal Bar Governmental Consents.

                 (a)        The execution, delivery and performance of this Agreement, the Note, and the other Loan Documents by the Borrowers and the Guarantor, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirements of Law or any Contractual Obligation of the Borrowers or the Guarantor and will not result in, or require, the creation or imposition of any Lien (other than under the Security Agreement) on any of their respective properties or revenues pursuant to any such Requirements of Law or Contractual Obligation that is reasonably likely to, in the aggregate, have a Material Adverse Effect.

                 (b)        The Guarantor and the Borrowers have all permits, licenses, authorizations, approvals and consents of Governmental Authorities, federal, state and local including, without limitation, all approvals, if any, of The New York State Department of Health thereinafter referred to collectively as the “Governmental Consents”) necessary for: (i) the activities and business of the Guarantor and the Borrowers as currently conducted and as proposed to be conducted, (ii) the ownership, use, operation and maintenance of their respective properties and assets, and (iii) the financing hereunder, and such Governmental Consents are the only Governmental Consents required for the foregoing purposes.

                (c)        The Borrowers are entitled to participate in Medicare, Medicaid and related reimbursement programs (if any) applicable to the home health care and staffing services operated by each of them, and (ii) are in compliance with the Medicare, Medicaid and related programs (if any) applicable thereto.

                (d)        No condition exists or event has occurred that, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture, non-renewal of any Governmental Consent applicable to the Borrowers, or the Borrowers’ participation in any Medicare, Medicaid or other similar program.

        Section   3.06.  No Material Litigation.   No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the Knowledge of Borrowers, threatened by or against the Borrowers or the Guarantor or against any of their respective properties or revenues which is reasonably likely to have a Material Adverse Effect, except as set forth on Schedule 3.06.

        Section   3.07.  No Default.  Neither the Borrowers nor the Guarantor are in default under or with respect to any of their Contractual Obligations in any respect which is reasonably likely to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

        Section   3.08.  Ownership of Property/Liens.   The Borrowers and the Guarantor each have good record and marketable title in fee simple to, or a valid leasehold interest in, all their real property, and good title to, or a valid leasehold interest in, all their other property, and none of such property is subject to any Lien except as permitted by Section 6.03. No financing statement or other instrument or recordation covering all of any part of the Collateral which has been executed by, or with the permission of, the Borrowers or the Guarantor is on file in any recording office, except such as have been filed in favor of the Bank, or terminated, released or assigned in connection herewith or permitted by Section 6.03.

        Section   3.09.  Taxes.   The Borrowers and the Guarantor have filed or caused to be filed all tax returns which, to the Knowledge of Borrowers, are required to have been filed and have paid all taxes shown to be due and payable beyond applicable grace periods on said returns or on any assessments made against them or any of their property and all other taxes, fees or other charges imposed on them or any of their property by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers or the Guarantor); no tax Lien has been filed, and, to the Knowledge of Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge.

        Section   3.10.  Federal Regulations.   No part of the proceeds of any Loans will be used for “purchasing”or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of any of the Regulations of such Board of Governors including, but not limited to, Regulations T, U or X. If requested by the Bank, the Borrowers will furnish to the Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-i referred to in said Regulation U.

        Section   3.11.  ERISA.   Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. The present value (determined using actuarial and other assumptions, which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrowers and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

        Section   3.12.   Investment Company Act/Other Regulations.  The Borrowers are not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. Other than any applicable usury statutes, the Borrowers are not subject to regulation under any Federal or state statute or regulation which limits their ability to incur Indebtedness.

        Section   3.13.  Subsidiaries.   Set forth on Schedule 3.13 are all the Subsidiaries of the Guarantor and the Borrowers at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership thereof.

        Section   3.14.  Purpose of Loans.   The proceeds of the Loans shall be used by the Borrowers for general corporate purposes, including acquisitions.

        Section   3.15.  Environmental Matters.  Except as set forth in Schedule 3.15, the Borrowers and the Guarantor hereby represent and warrant that, to the best of the Knowledge of the Borrowers, (a) no property owned or occupied by the Borrowers or the Guarantor is in violation of any Environmental Laws, (b) no such property is subject to any private or governmental lien or judicial or administrative notice or action relating to Materials of Environmental Concern, and (c) no Materials of Environmental Concern are or have been discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from such property by the Borrowers or the Guarantor other than in compliance with all Environmental Laws to the extent that any item listed in this Section 3.15 would have a Material Adverse Effect pursuant to the terms of this Agreement or any of the other Loan Documents.

        Section   3.16.  Security Interest.   Upon the execution and delivery by the Borrowers and the Guarantor of the Security Agreement, and the filing of UCC-l financing statements in the appropriate public offices in the jurisdictions set forth in Schedule 3.17, and subject to the next sentence, the Bank will have a perfected, first priority security interest in and lien upon the Collateral, subject to no Liens other than as permitted by Section 6.03. No UCC-.l financing statement filings, other than in the jurisdictions set forth on Schedule 3.17(and other than compliance pursuant to the Federal Anti-Assignment Laws and similar state Requirements of Law) are necessary and appropriate in order to perfect the Bank’s lien upon and security interest in the Collateral.

        Section   3.17.  Principal Place of Business.   Except for changes subsequent to the Closing Date and as to which sufficient advance notice has been given to the Bank. (a) the principal place of business and chief executive office (as such terms are used in Article 9 of the UCC in effect in such location) of the Guarantor and the Borrowers, and the offices where their respective books and records with respect to the Collateral are kept, are at the addresses set forth in Schedule 3.17; (b) neither the Guarantor nor the Borrowers have places of business (within the meaning of the UCC in effect therein) at any locations other than as set forth on Schedule 3.17; and (c) other than as set forth on Schedule 3.17, neither the Guarantor nor the Borrowers have within the preceding five years done, any business under any name other than their respective names as of the date hereof.

        Section   3.18.  Investments.   Set forth on Schedule 3.18 is a complete list of all investments by the Guarantor and the Borrowers in the Capital Stock of any Person as of the Closing Date.

        Section   3.19.   Disclosure.   All financial, accounting and other information concerning the Guarantor, the Borrowers and the Collateral provided to the Bank by the Guarantor, the Borrowers, any appraiser or any accountant in connection with the transactions contemplated hereby did not to the best Knowledge of Borrowers, at the time provided, contain any material misstatement of fact or omit to state any fact that would cause such information, taken as a whole, to be materially misleading.

ARTICLE 4.    CONDITIONS PRECEDENT

        Section   4.01.  Conditions to Loans.  The agreement of the Bank to advance the initial Revolving Credit Loan, whether to made on the Closing Date or thereafter, is subject to the satisfaction on the Closing Date of the following conditions precedent.

                 (a)        Loan Documents.  The Bank shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Guarantor and each Borrower, with a counterpart for the Bank, (ii) the Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrowers, and (iii) the other Loan Documents, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Agreement.

                (b)        Corporate Proceedings of the Borrowers.  The Bank shall have received a Certificate of the Secretary from the Guarantor and each of the Borrowers in form and substance satisfactory to the Bank, dated as of the Closing Date, certifying the adoption of the resolutions of the respective Boards of Directors of the Guarantor and each of the Borrowers authorizing (i) the execution, delivery and performance of each of the Loan Documents to which it is a party, and (ii) the borrowings contemplated hereunder and the granting of the security interest in the Collateral pursuant to the Security Agreement. Such certificate shall further (A) state that the resolutions thereby certified have not been amended, modified, revoked or rescinded, (B) specify the names and titles of the officers authorized to sign the Loan Documents, and (C) contain specimens of the signatures of such officers.

                (c)        Corporate Documents.  The Bank shall have received true and complete copies of the certificate of incorporation and by-laws of the Guarantor and each of the Borrowers, certified as of the Closing Date as complete and correct copies thereof by the respective Secretary of said entity, a good standing certificate and, if available, franchise tax clearance certificate from the respective states of their incorporation, and good standing certificates from any other jurisdiction in which said entity presently conducts or is qualified to conduct business.

                (d)        Absence of Legal Proceedings.  The absence of any action, suit, investigation or proceeding pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect.

                (e)        Legal Opinion.  The Bank shall have received an executed legal opinion of counsel to the Guarantor and the Borrower, in form and substance satisfactory to the Bank.

                (f)        Security Agreement.  The Bank shall have received the Security Agreement, executed and delivered by a duly authorized officer of the Guarantor and of each of the Borrowers, together with such Uniform Commercial Code financing statements and other documents and instruments as may be necessary to perfect, upon the filing of such financing statements and/or the possession of such documents and instruments, the Bank’s lien upon and security interest in the Collateral.

                (g)        Evidence of Insurance.  The Bank shall have received evidence satisfactory to it that the Guarantor and the Borrowers obtained all policies of insurance required pursuant to Section 5.05 and pursuant to the Security Agreement.

                (h)        Lien Searches.  The Bank shall have received a copy, in form and substance reasonably satisfactory to it, of lien searches in all jurisdictions in which the Guarantor and the Borrowers do business or in which any Collateral may be located.

                (i)        Non-Default Certificate.  The Bank shall have received a Non-Default Certificate signed by a Responsible Officer stating that the Representations and Warranties set forth in Article 3 are true in all material respects on the Closing Date and that no Default has occurred as of such date and that no Default or Event of Default would result from any borrowing made on the Closing Date.

                (j)        The Bank shall have received from HSBC Bank USA evidence satisfactory to the Bank that the existing indebtedness of the Borrowers to HSBC Bank USA has been satisfied in full, together with authorization to file any applicable Uniform Commercial Code termination statements in connection therewith.

                (k)        Other Loan Documents.  The Guarantor and the Borrowers shall execute and/or deliver such other Loan Documents, schedules, undertakings, certificates and disclosures as the Bank shall reasonably require.

        Section 4.02.   Conditions to All Extensions of Credit.   The agreement of the Bank to make any Revolving Credit Loan requested to be made by it on any Borrowing Date is subject to the satisfaction of the following conditions precedent.

                (a)        Representations and Warranties.  Each of the representations and warranties made by the Guarantor and the Borrowers in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                (b)        No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Revolving Credit Loan requested to be made on such date.

                (c)        Additional Matters.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Bank, and the Bank shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                (d)        Additional Conditions.  If a Revolving Loan is requested pursuant to Section 2.01, all applicable conditions set forth in Sections 2.02 and 2.03 shall have been satisfied.

ARTICLE 5.    AFFIRMATIVE COVENANTS

        The Guarantor hereby agrees that, so long as the Commitment shall remain in effect, any Loans remain outstanding and unpaid, or any other amount is owing to the Bank hereunder, Guarantor shall or shall cause the Borrowers to:

        Section   5.01.  Financial Statements.  Furnish to the Bank:

                 (a)        as soon as available, but in any event within ninety (90) days after the close of each Fiscal Year, an audited consolidated annual financial statement of the Guarantor, as part of its Form 10K prepared by the Reporting Accountant, which shall reflect the consolidated operations of the Guarantor and its Subsidiaries during such Fiscal Year and which shall contain all supporting schedules at that time; and

                (b)        within forty five (45) days after the end of each of the Guarantor’s first three fiscal quarters of each Fiscal Year, consolidated financial statements of the Guarantor for the previous fiscal quarter, as part of its Form 1OQ which shall be certified as to their correctness by the Chief Financial Officer.

        Section   5.02.  Certificates/Other Information.  Furnish to the Bank:

                (a)        concurrently with the delivery of the financial statements referred to in subsection 5.01(a), a certificate of the Chief Financial Officer stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, insofar as same relate to accounting matters, except as specified in such certificate;

                (b)        within ten (10) Business Days after the same are filed, copies of all reports and forms filed with respect to employee pension or benefit plans under ERISA which would be expected to have a Material Adverse Effect, and within five (5) Business Days after, to the Knowledge of Borrowers any Reportable Event with respect to any Plan occurs, a statement executed by a Responsible Officer setting forth details respecting such event and the actions, if any, that the Borrowers propose to take with respect thereto;

                (c)        within ten (10) Business Days after the sending or filing thereof, copies of all proxy statements, financial statements and similar reports, which the Guarantor sends to its stockholders, and copies of any regular, periodic and special reports, and all registration statements which the Guarantor or any of its Subsidiaries files with any Governmental Authority which would be reasonably expected to cause a Governmental Authority to institute a proceeding, investigation or litigation that would have a Material Adverse Effect; and

                (d)        within ten (10) Business Days after receipt thereof, copies of all substantive adverse communications to the Guarantor or to any of its Subsidiaries from any licensing agency or accreditation entity.

        Section   5.03.  Payment of Obligations.   Pay, discharge or otherwise satisfy in the ordinary course of the Borrowers’ business as currently conducted, their obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers.

        Section   5.04.  Conduct of Business and Maintenance of Existence.  Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, in each case except as otherwise permitted pursuant to Section 6.05 or 6.08; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith in such respect would not be reasonably likely to, in the aggregate, have a Material Adverse Effect.

        Section   5.05.  Maintenance of Property/Insurance.

                (a)        Except to the extent replaced, keep all property then useful and necessary in the Guarantor’s and the Borrowers’ business in good working order and condition, reasonable wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Bank on demand, certificates as to such insurance being in force.

                (b)        Cause all insurance policies of the Guarantor and the Borrowers referred to in paragraph (a) of this Section 5.05 insuring against risks of liability to name the Bank as loss payee or additional insured, as its interests may appear.

        Section  5.06.  Inspection of Property/Books and Records/Discussions.  At Borrowers’ expense (a) keep proper books of records and account in conformity with GAAP and all Requirements of Law of all dealings and transactions in relation to its business and activities; and (b) permit representatives of the Bank to visit and inspect any of its properties and examine and make abstracts from any of its financial books and records, upon reasonable notice, at any reasonable time during normal business hours and as may reasonably be necessary and to discuss the business, operations, properties and financial and other condition of the Guarantor and the Borrowers with their respective officers and employees and with the Reporting Accountants; provided, however that the Bank shall, and shall use reasonable efforts to cause its representatives to, keep all such information confidential, except. (i) any such information that is or becomes publicly available or generally known otherwise than as a result of any breach of the provisions of this Section 5.06, (ii) as required by any Requirement of Law, (iii) as may be necessary to protect as against the Guarantor and the Borrowers the interests of the Bank under this Agreement, (iv) to disclose to its attorneys, accountants and similar advisors such information solely for the purpose of administering the Loans contemplated by this Agreement, or (v) with the written consent of the Guarantor or the Borrowers.

        Section   5.07.  Notices.  Promptly give notice to the Bank of:

                (a)        the occurrence of any Default or Event of Default;

                (b)        any (i) default or event of default under any Contractual Obligation of the Guarantor or any of the Borrowers, or (ii) litigation, investigation or proceeding which may exist at any time between the Guarantor or any of the Borrowers and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be likely to have a Material Adverse Effect;

                (c)        any litigation or proceeding against the Guarantor or any of the Borrowers in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                (d)        the following events, as soon as possible and in any event within 30 days after there is Knowledge of Borrowers: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceeding or the taking of any other action by the PBGC or the Guarantor or any of the

Borrowers or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                (e)        any development or event which would reasonably be likely to have a Material Adverse Effect.

Each notice pursuant to this Section 5.07 shall be accompanied by a statement of the Chief Financial Officer setting forth details of the occurrence referred to therein and stating what action the Guarantor or the applicable Borrower proposes to take with respect thereto.

        Section   5.08.  Environmental Laws.

                (a)        Except as disclosed on Schedule 3.15, comply with, and engage in reasonable efforts to obtain compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and engage in reasonable efforts to cause all tenants and subtenants to obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that such failure to comply, maintain or obtain would not be reasonably likely in the aggregate to have a Material Adverse Effect;

                (b)        Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect;

                (c)        Defend, indemnify and hold harmless the Bank and the Bank’s respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, which the Bank may sustain or incur, by reason of, or arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Guarantor or any Borrower, or their respective properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s, consultant’s investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements of the Guarantor and the Borrowers under this subsection shall survive the termination of the Commitment and repayment of the Note, and all other amounts payable hereunder; and

                (d)        Keep or cause such property to be kept free from Materials of Environmental Concern (other than those used in the ordinary course of business, provided the same are used, stored and/or disposed of in compliance with all Environmental Laws) and in compliance with all Environmental Laws, and promptly notify the Bank if the Guarantor or the Borrowers shall become aware of the presence of any Materials of Environmental Concern in violation of Environmental Laws and/or cure such violations, as applicable to the Guarantor or the Borrowers or such Materials, as required by applicable Environmental Laws, promptly after the Guarantor or the Borrowers become aware of same, at the Borrowers’ sole cost and expense, if such violation would have a Material Adverse Effect pursuant to the terms of this Agreement.

        Section   5.09.  Subsidiaries.   Promptly, after any Person shall become a Subsidiary, notify the Bank that such Person has become a Subsidiary, and, at the Borrowers’ expense, cause such Subsidiary to execute and deliver to the Bank a guaranty, in form and substance reasonably acceptable to the Bank, of the obligations of the Borrowers hereunder and, in each case, such other documents, instruments, legal opinions and financing statements and to take such other related action as the Bank may reasonably require.

        Section   5.10.  Compliance with Laws.   Comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same becomes delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property.

        Section   5.11.  Compliance with ERISA.   Comply, in all material respects with applicable provisions of ERISA.

        Section   5.12.  Commercial Checking Accounts.  The Borrowers shall maintain throughout the term of the Loan a commercial checking account in the name of any of the Borrowers or the Guarantor at the Bank. Said account shall constitute the main operating account from which payments of principal and interest shall be taken in accordance with subsection 2.03(c).

ARTICLE 6.    NEGATIVE COVENANTS

        The Guarantor and the Borrowers hereby agree that, so long as the Commitment remains in effect, the Note remains outstanding and unpaid, or any other amount is owing to the Bank hereunder, neither the Guarantor nor any of the Borrowers shall, directly or indirectly:

        Section   6.01.  Reserved.

        Section   6.02.  Limitation on Indebtedness.   Create, incur, assume or otherwise become liable for or suffer to exist, or permit any of its Subsidiaries to, create, incur, assume or otherwise become liable for or suffer to exist any Indebtedness in the aggregate in excess of $250,000 without the prior written consent of the Bank, other than:

                (a)        Indebtedness of the Borrowers to the Bank under this Agreement or otherwise;

                (b)        Intentionally Omitted.

                (c)        Indebtedness outstanding on the date hereof listed on Schedule 6.02;

                (d)        Approved Subordinated Indebtedness;

                (e)        Purchase money Indebtedness secured by a mortgage on real property;

                (f)   Capitalized Lease Obligations up to $250,000.00, in the aggregate;

                (g)   Intercompany Indebtedness; and

                (h)     Indebtedness assumed in connection with acquisitions allowed under Section 6.05 to the extent such assumption of debt does not violate other conditions of this Agreement.

        Section   6.03.  Limitation on Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                (a)               Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers in conformity with GAAP; provided, further, that upon the commencement of proceedings to foreclose such Lien, the Borrowers shall cause (i) the obligation giving rise to such Lien to be paid, (ii) cause an order staying such enforcement to be issued or (iii) cause a surety bond reasonably satisfactory to the Bank to be delivered to the Bank;

                (b)        carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings and which, in the aggregate, do not have a Material Adverse Effect;

                (c)        pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

                (d)        easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrowers;

                (e)        Liens in existence on the date hereof listed on Schedule 6.03, securing Indebtedness permitted by subsection 6.02(c), provided that no such Lien is extended or spread to cover any additional property of the Borrowers after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                (f)        Operating Leases;

                (g)        Liens created pursuant to the Security Agreement;

                (h)        Liens in respect to Approved Subordinated Indebtedness;

                (i)        Liens in respect to purchase money indebtedness; and

                (j)        Liens relating to Capitalized Lease Obligations permitted under Section 6.02.

        Section   6.04.  Limitation on Guarantee Obligations.  Create, incur, assume or suffer to exist any Guarantee Obligation except:

                (a)        Guarantee Obligations in existence on the date hereof and listed on Schedule 6.04, which shall not be increased;

                (b)        Intentionally Omitted;

                (c)        Guarantee Obligations of Indebtedness to the Bank hereunder or any other Indebtedness to the Bank;

                (d)        Guarantee Obligations in respect to Approved Subordinated Indebtedness;

                (e)        Guarantee Obligations in respect to purchase money indebtedness;

                (f)        Guarantee Obligations in respect to Capitalized Lease Obligations permitted under Section 6.02;

                (g)        Guarantee Obligations in respect to intercompany Indebtedness;

                (h)        Guarantee Obligations in respect to Indebtedness assumed in connection with acquisitions allowed under Section 6.05 to the extent that such assumption of debt does not violate other conditions of this Agreement; and

                (i)        Guarantee Obligation with respect to Indebtedness or other liabilities of any Borrower to the extent that same does not violate any condition of this Agreement or any other Loan Documents.

        Section   6.05.  Limitations on Fundamental Changes.

                (a)        Acquire all or substantially all of the assets of any Person for consideration in excess of $7,500,000.00 or in a business not directly comparable to the current business of the Guarantor and the Borrowers without the prior written consent of the Bank. Furthermore, prior to making any acquisition of all or substantially all of the assets of any Person, the Guarantor shall provide a written certification to the Bank, on a pro forma basis, as of the proposed date of any such acquisition that, after giving effect to the acquisition and any financing related thereto, no Default or Event of Default shall exist hereunder. No such certification shall be required if the consideration being paid for such acquisition is less than Two Million Dollars ($2,000,000.00) and no borrowings under this Agreement will be used to accomplish the acquisition.

                (b)        Liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business without the prior written consent of the Bank.

        Section   6.06.  Limitation on Investments, Loans and Advances.   Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities or indebtedness of or any assets constituting a business unit of, or make any other investment in, any other Person, except:

                (a)        extensions of trade credit in the ordinary course of business;

                (b)        other investments in prime (A-1 or P-1 or comparable ratings) rated commercial paper, investments in readily marketable, direct obligations of the United States of America or obligations guaranteed by the United States of America, none of which shall mature later than one year after investment, and investments in dollar denominated Certificates of Deposit issued by domestic commercial banks having capital and surplus in excess of $50,000,000 either directly or through a mutual fund and which are rated investment grade or better by Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.;

                (c)        investments in time deposits, savings accounts, checking accounts and other accounts with banks having capital and surplus in excess of $50,000,000.00;

                (d)        formation of an operating Subsidiary provided that concurrently with such formation, the new Subsidiary becomes a guarantor as set in Section 5.09 hereof; and

                (e)     existing investments in the Capital Stock of the Persons listed on Schedules 3.13 and 3.19.

         Section   6.07.  Limitation on Changes in Fiscal Year.  Permit the Fiscal Year of the Guarantor and the Borrowers to end on a day other than July 31, without the prior written consent of the Bank.

        Section   6.08.  Limitation on Lines of Business.   Materially alter the nature of, or method of conducting, its business without the prior written consent of the Bank.

        Section   6.09.  Federal Reserve Regulations.  Permit any Loan or the proceeds thereof to be used for any purpose which violates or is inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

ARTICLE 7.     EVENTS OF DEFAULT

        Section   7.01.  Events of Default/Remedies.  If any of the following events shall occur and be continuing:

                (a)        The Borrowers shall fail to pay any principal of or interest on the Note when due in accordance with the terms thereof or hereof or the Borrowers shall fail to pay any other amount payable hereunder or under the other Loan Documents within five (5) Business Days after any such other amount becomes due in accordance with the terms thereof or hereof; or

                (b)        Any representation or warranty made or deemed made by the Borrowers or the Guarantor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this

Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                (c)        The Borrowers or the Guarantor shall default in the observance or performance of any agreement or requirement contained in Article 5, and such default shall continue unremedied for a period of twenty (20) days; or

                (d)        The Borrowers or the Guarantor shall default in the observance or performance of any agreement or requirement contained in Article 6; or

                (e)        The Borrowers or the Guarantor shall default in the observance or performance of any other covenant, condition or agreement contained in this Agreement, the Security Agreement or any other Loan Document (other than as provided in paragraphs (a) through (d) of this Section), and such default shall continue unremedied for a period of thirty (30) days; or

                (f)        The Borrowers or the Guarantor shall (i) default in any payment of principal of or interest on any Indebtedness to any Person other than the Bank or in the payment of any Guarantee Obligation beyond the period of grace (not to exceed sixty (60) days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, which aggregate amount is $100,000.00 or more; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable, which aggregate amount is $100,000.00 or more; or

                (g)        (i) The Guarantor or any of the Borrowers shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (ii) the Guarantor or any of the Borrowers shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against the Guarantor or any of the Borrowers any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iv) there shall be commenced against the Guarantor or any of the Borrowers any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (v) the Guarantor or any of the Borrowers shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (vi) the Guarantor or any of the Borrowers shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                (h)        (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any of the Guarantor, the Borrowers or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA and such Reportable Event shall not have been rectified to the reasonable satisfaction of the Bank within 20 days of the occurrence of such Reportable Event, (iv) any Single Employer Plan that is not fully funded shall terminate for purposes of Title TV of ERISA, (v) the Guarantor or any of the Borrowers or any Commonly Controlled Entity shall, or in the reasonable opinion of the Bank is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would have a Material Adverse Effect; or

                (i)        One or more judgments or decrees shall be entered against the Guarantor or any of the Borrowers involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more, and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

                (j)        (i) The Security Agreement shall cease, for any reason, to be in full force and effect, or the Guarantor or any of the Borrowers shall so assert, or (ii) the security interests created by the Security Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby;

                (k)        Loss by any of the Borrowers of its regulatory approval and/or licensing; or

                (l)        Loss by any of the Borrowers of its accreditation by an applicable accrediting agency.

then, at any time thereafter during the continuance of any such event, the Bank may, without notice to the Borrowers (i) terminate the Commitment and (ii) declare the Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding, (iii) exercise any or all of the rights and remedies afforded to the Bank in the Security Agreement or the other Loan Documents, by the UCC or otherwise possessed by the Bank and realize upon, dispose of, or sell, all or any part of the Collateral given by the Guarantor and the Borrowers to the Bank, and the Bank may apply the net proceeds of such realization, disposal or sale to the payment of any liabilities of the Borrowers under the Note or this Agreement in the order set forth in the Security Agreement, provided, however that if an event specified in subsection (g) shall have occurred, the Loans shall automatically accelerate and the Commitment shall automatically terminate.

        In addition to and not in limitation of all rights of offset that the Bank may have under applicable law, the Bank shall, upon the occurrence of any Event of Default and whether or not the Bank has made any demand or the Obligations are matured, have the right to appropriate and apply to the payment of the Obligations, all deposits (general or special, time or demand, provisional or final) of the Guarantor or the Borrowers then or thereafter held by the Bank and other indebtedness or property then or thereafter owing to the Guarantor or the Borrowers by the Bank, whether or not related to this Agreement or any transaction hereunder.

ARTICLE 8.    MISCELLANEOUS

        Section   8.01.  Modification of Agreement.   No modification, amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Guarantor or the Borrowers therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and, as to modifications and amendments, the Guarantor and the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

        Section   8.02.  Notices.   All notices, requests and demands to or upon the respective parties hereto to be effective under this Agreement or any other Loan Document, shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) days after being deposited in the mail, postage prepaid, registered mail, or, in the case of telecopy notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note.

The Borrowers:	c/o National Home Health Care Corp. 700 White Plains Road, Suite 275 Scarsdale, New York 10583 Attention: Steven Fialkow, President & CEO Telecopy: (914) 722-9239
with a copy to:	Troutman Sanders LLP 405 Lexington Avenue New York, New York 10174 Attention: Michael J. Shef, Esq. Telecopy: (212) 704-6288

The Bank:	Bank of America, N.A. 1185 Avenue of the Americas New York, New York 10036 Attention: Charles A. Mangano Vice President Telecopy: (212) 819-4115
with a copy to:	Emmet, Marvin & Martin, LLP 120 Broadway New York, New York 10271 Attention: Richard S. Talesnick. Esq. Telecopy: (212) 238-3100

provided that any notice, request or demand to or upon the Bank pursuant to Sections 2.02 or 2.03 shall not be effective until received.

        Section   8.03.  No Waiver/Cumulative Remedies.   No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        Section   8.04.  Survival of Representations and Warranties.  All representations and warranties made herein and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

        Section   8.05.  Payment of Expenses and Taxes.   The Borrowers agree (a) to pay or reimburse the Bank for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Note and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Bank, (b) to pay or reimburse the Bank for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Note, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Bank, and (c) to pay, indemnify, and hold the Bank harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, the other Loan Documents and any such other documents, (d) to pay, indemnify, and hold the Bank harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Note, the other Loan Documents and any such other documents (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), and (e) to pay, indemnify, and hold the Bank harmless from and against all Indemnified Liabilities (except counsel fees and expenses) arising out of, or in connection with any litigation or administrative proceeding or arbitration in which the Bank is not a named party, but which relate to the Loans and/or this transaction. The agreements in this Section 8.05 shall survive repayment of the Note and all other amounts payable hereunder.

        Section   8.06.   Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of each of the Borrowers, the Bank, all future holders of the Note and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Bank.

        Section   8.07.  Sale/Participations.   The Bank reserves the right to sell participations in or to sell and assign its rights, duties or obligations with respect to the Loans or the Commitment to such banks, lending institutions or other parties as it may choose and without the consent of the Borrowers, which consent is deemed to be granted.

        Section   8.08.  Setoff.  In addition to any rights and remedies of the Bank provided by law, the Bank shall have the right, without prior notice to the Borrowers or the Guarantor, any such notice being expressly waived by the Borrowers and the Guarantor to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder or under the Note (whether at the stated maturity, by acceleration or otherwise), and any grace periods therefor have expired, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Bank or any branch or agency thereof to or for the credit or the account of any of the Borrowers or the Guarantor. The Bank agrees promptly to notify the Borrowers or the Guarantor, as the case may be, after any such set-off and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

        Section   8.09.  Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, each of which shall be deemed to be an original and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

        Section   8.10.  Severability.   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section   8.11.  Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Borrowers and the Bank with respect to the subject hereof, and there are no promises, undertakings, representations or warranties by the Borrowers or the Bank relative to subject hereof not expressly set forth or referred to herein or in the other Loan Documents.

        Section   8.12.  Governing Law.  THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF NEW YORK’S GENERAL OBLIGATIONS LAW).

        Section   8.13.  Submission To Jurisdiction/Waivers.

                (a)        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 8.02 HEREOF.

                (b)        EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

        Section   8.14.  Waiver Of Jury Trial.  THE BORROWERS, THE GUARANTOR AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO MAKE THE LOANS.

        Section   8.15.  USA Patriot Act Notice.  The Bank hereby notifies the Borrowers and the Guarantor that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) it is required to obtain, verify and record information that identifies the Borrowers and the Guarantor, which information includes the name and address of the Borrowers and the Guarantor and other information that will allow the Bank to identify the Borrowers and the Guarantors in accordance with the Patriot Act.

<THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK>

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

BORROWERS
NATIONAL HMO (N.Y.) INC. HEALTH ACQUISITION CORP. NEW ENGLAND HOME CARE, INC. ACCREDITED HEALTH SERVICES, INC. CONNECTICUT STAFFING WORKS CORP. MEDICAL RESOURCES HOME HEALTH CARE CORP.
By: /s/ Robert P. Heller
Name: Robert P. Heller Title: Chief Financial Officer

ROBERT P. HELLER, as Chief Financial Officer of each of the above corporations, has executed this Credit Agreement and intending that all entities above named are bound and are to be bound by the one signature as if he had executed this Credit Agreement separately for each of the above named entities.

GUARANTOR
NATIONAL HOME HEALTH CARE CORP.
By: /s/ Robert P. Heller
Name: Robert P. Heller Title: Chief Financial Officer
BANK BANK OF AMERICA, N.A.
By: /s/ Charles A. Mangano Name: Charles A. Mangano Title: Vice President

EXHIBIT A

FORM OF NOTE

PROMISSORY NOTE

$7,500,900.00	April 28, 2006

        For value received, on the Expiration Date set forth in the Credit Agreement (hereinafter defined), NATIONAL HMO (N.Y.) INC., a Delaware corporation, HEALTH ACQUISITION CORP., a New York corporation, NEW ENGLAND HOME CARE, INC., a Connecticut corporation, ACCREDITED HEALTH SERVICES, INC., a New Jersey corporation, CONNECTICUT STAFFING WORKS CORP., a Connecticut corporation, and MEDICAL RESOURCES HOME HEALTH CORP., a Delaware corporation, each having an address do National Home Health Care Corp. at 700 White Plains Road, Suite 275, Scarsdale, New York 10583 (individually, a “Borrower” and collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of BANK OF AMERICA, N.A., having an office at 1185 Avenue of the Americas, New York, New York 10036 (the “Bank”), at such office of the Bank or at such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America in immediately available funds, the principal sum of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) or such lesser amount as may then be the aggregate unpaid principal balance of all loans and other advances made by the Bank to the Borrowers under the Credit Agreement (each a “Loan” and collectively the “Loans”) as shown on the schedule attached to and made a part of this Note.

        The Borrowers also promise to pay interest (computed on the basis of a 360 day year for actual days elapsed) at said office in like money on the unpaid principal amount of each Loan from time to time outstanding at a rate per annum, to be elected by the Borrowers at the time each Loan is made, equal to either (i) a fluctuating rate equal to the Prime Rate, which rate will change when and as the Prime Rate changes and which such changes in the rate of interest resulting from changes in the Prime Rate shall take effect immediately without notice or demand of any kind (a Loan bearing interest at this rate is sometimes hereinafter referred to as a “Revolving Prime Rate Loan”), or (ii) a fixed rate of 1.50% per annum plus LIBOR for an Interest Period of 1, 2 or 3 months (a Loan bearing interest at this rate is sometimes hereinafter referred to as a “Revolving LIBOR Rate Loan”); provided, however, that (a) no Interest Period with respect to a Revolving LIBOR Rate Loan shall extend beyond the last day of the Commitment Period, (b) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day, and (c) if prior to the end of any such Interest Period the Borrowers and the Bank fail to agree upon a new Interest Period therefor so as to maintain such Loan as a Revolving LIBOR Rate Loan within the pertinent time set forth in Section 1 hereof, such Revolving LIBOR Rate Loan shall automatically be converted into a Revolving Prime Rate Loan at the end of such Interest Period and shall be maintained as such until a new Interest Period therefor is agreed upon. Interest on each Loan shall be payable monthly on the last day of each month commencing the first such day to occur after a Loan is made hereunder and, together with principal, on the last day of the Commitment Period. Interest on Revolving LIBOR Rate Loans shall also be payable on the last day of each Interest Period applicable thereto.

        The Borrowers further agree to pay interest on any Loan or other amount evidenced by this Note not paid when due at a rate (computed daily) (i) with respect to Revolving LIBOR Rate Loans, equal to 2.0% per annum in excess of the rate then applicable to Revolving LIBOR Rate Loans, payable on demand, and (ii) with respect to Revolving Prime Rate Loans, a rate equal to 2.0% per annum in excess of the rate then applicable to Revolving Prime Rate Loans, payable on demand. In no event shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. If any payment to be so made hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, to the extent permitted by applicable law, interest thereon shall be payable at the then applicable rate during such extension, unless such Interest Period is with respect to a Revolving LIBOR Rate Loan and the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day. Upon a demand for payment hereunder (x) all Revolving LIBOR Rate Loans will automatically convert, on the last day of the then existing Interest Period therefor, into Revolving Prime Rate Loans, and (y) the obligation of the Bank to make, or convert into, Revolving LIBOR Rate Loans shall be suspended.

        All payments made in connection with this Note shall be in lawful money of the United States in immediately available funds without counterclaim or setoff and free and clear of and without any deduction or withholding for, any taxes or other payments. All such payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after a demand for payment hereunder, payments will be applied to the obligations of the Borrowers to the Bank as the Bank determines in its sole discretion. The Borrowers hereby expressly authorize the Bank to record on the attached schedule the amount and date of each Loan, the rate of interest thereon and the date and amount of each payment of principal. All such notations shall, absent manifest error, be prima facie evidence as to the correctness thereof provided, however, the failure of the Bank to make any such notation shall not limit or otherwise affect the obligations of the Borrowers under this Note.

        In consideration of the granting of the Loans evidenced by this Note, the Borrowers hereby agree as follows:

    1.        Loan Requests.  Requests for Revolving Rate LIBOR Loans, and for Interest Periods subsequent to the initial Interest Period applicable thereto, shall be made not less than two (2) Business Days prior to the first day of each Interest Period for each such Loan. Requests for Revolving Prime Rate Loans may be made no later than 11:00 a.m., New York City time on the same Business Day of the requested Loan. Any request for a Loan must be written and may be by facsimile transmission.

    2.        Prepayment.  The Borrowers may prepay any Revolving Prime Rate Loan at any time in whole or in part without premium or penalty. Each such prepayment shall be made together with interest accrued thereon to and including the date of prepayment. The Borrowers may prepay a Revolving LIBOR Rate Loan without premium or penalty (except as provided in Section 2.04 of the Credit Agreement) only upon at least two (2) Business Days prior written notice to the Bank (which notice shall be irrevocable) and any such prepayment shall occur only on the last day of the Interest Period for such Revolving LIBOR Rate Loan.

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    3.        Collateral Security.  As collateral security for the payment of this Note and all other Liabilities (as hereinafter defined) of the Borrowers, now or hereafter owned or held by the Bank, the Borrowers grant the Bank a security interest in, and pledge and assign to the Bank all monies and/or other property now or hereafter held by the Bank (and/or any entity controlling, controlled by or under common control with the Bank, each such entity referred to herein as an “Affiliate”) on deposit, in safekeeping, or otherwise, for the account of or to the credit of or belonging to the Borrowers or in which the Borrowers shall have any interest, all of which is hereinafter termed the collateral security. At any time, after the occurrence and during the continuance of an Event of Default, without demand or notice, the Bank may set off all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any Affiliate, or in transit to any of them, or any part thereof and apply the same to any of the Liabilities even though unmatured and regardless of the adequacy of any other collateral securing the Liabilities. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS IS HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

    4.        Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement referred to below. As used herein:

                (a)        “Credit Agreement” means that certain Credit Agreement among the Borrowers, the Guarantor and the Bank dated of even date, as the same may be amended, modified, supplemented, renewed or replaced from time to time.

                (b)        “Liabilities” shall include this Note and all other indebtedness and obligations and liabilities of any kind of any of the Borrowers to the Bank, now or hereafter existing, arising directly between any of the Borrowers and the Bank or acquired by assignment, conditionally or as collateral security by the Bank, absolute or contingent, joint and/or several, secure or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect.

    5.        Miscellaneous.

                (a)        The Borrowers shall pay on demand all expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of this Note or any of the other Loan Documents, and/or in connection with Bank’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder and/or thereunder.

                (b)        No modification or waiver of any provision of this Note shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Bank and each of the Borrowers, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing. No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof;

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nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege.

                (c)        Each Borrower hereby waives presentment, demand for payment, notice of protest, notice of dishonor, and any and all other notices or demands except as otherwise expressly provided for herein.

                (d)        This Note and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law). Each Borrower agrees that any suit for the enforcement of this Note or any of the other Loan Documents may be brought in the courts of the State of New York or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and service of process in any such suit being made upon such Borrower by mail at the address set forth in the first paragraph of this Note. Each Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

                (e)        The Bank may at any time pledge all or any portion of its rights under this Note and the other Loan Documents to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of such loan documents.

                (f)        EACH BORROWER AND THE BANK (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY, AND EACH BORROWER WAIVES THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM (OTHER THAN COMPULSORY COUNTERCLAIMS), IN EACH CASE IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND/OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND MAKE THE LOANS.

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                (g)        This Note shall be binding upon and inure to the benefit of each Borrower, the Bank, all future holders of this Note and their respective successors and assigns, except that no Borrower may not assign or transfer any of its rights under this Note without the prior written consent of the Bank.

                (h)        This Note and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Note and such other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Note or such other Loan Documents. Neither this Note nor any of such other Loan Documents may be amended or modified except by a written instrument describing such amendment or modification executed by the Borrowers and the Bank.

BORROWERS NATIONAL HMO (N.Y.) INC. HEALTH ACQUISITION CORP. NEW ENGLAND HOME CARE, INC. ACCREDITED HEALTH SERVICES, INC. CONNECTICUT STAFFING WORKS CORP. MEDICAL RESOURCES HOME HEALTH CARE CORP.
By: /s/ Robert P. Heller
Name: Robert P. Heller Title: Chief Financial Officer

ROBERT P. HELLER, as Chief Financial Officer of each of the above corporations, has executed this Note and intending that all entities above named are bound and are to be bound by the one signature as if he had executed this Note separately for each of the above named entities.

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LOAN AND REPAYMENT SCHEDULE
PROMISSORY NOTE DATED APRIL 28, 2006

Date	Amount of Loan	Rate of Interest	Amount of Principal Repayment	Unpaid Principal Balance	Notation Made By

SCHEDULE 3.06

LITIGATION

None other than as set forth on the Guarantor’s most recently filed Form 10K for its Fiscal Year ended July 31,2005.

SCHEDULE 3.13

SUBSIDIARIES

Name of Subsidiary	State of Incorporation	Owned By
Accredited Health Services, Inc.	New Jersey	National Home Health Care Corp.
Connecticut Staffing Works Corp.	Connecticut	National Home Health Care Corp.
Health Acquisition Corp.	New York	National Home Health Care Corp.
National HMO (N.Y.) Inc.	Delaware	National Home Health Care Corp.
New England Home Care, Inc.	Connecticut	National Home Health Care Corp.
Medical Resources Home Health Corp.	Delaware	National Home Health Care Corp.

SCHEDULE 3.15

ENVIRONMENTAL MATTERS

NONE

SCHEDULE 3.17

PLACES OF BUSINESS

Name	UCC Filing Office	Chief Exec. Office & Principal Place of Business*	Other Locations	Other Names Within Past 5 Years

National Home	Delaware	700 White Plains Rd.,	None	None
Health Care Corp.		Scarsdale, NY 10583

Accredited Health	New Jersey	235 Moore St., Hackensack,	Elsewhere in	None
Services, Inc.		NJ	NJ

Connecticut Staffing	Connecticut	57 Plains Rd., Milford, CT	None	None
Works Corp.		06460

Health Acquisition Corp.	New York	175-20 Hillside Ave.,	Elsewhere in	d/b/a Allen
		Jamaica, NY 11432	NY	Health Care
Services

New England	Connecticut	57 Plains Rd., Milford, CT 06460	Elsewhere in	None
Home Care, Inc.			CT

National HMO (N.Y.) Inc.	Delaware	700 White Plains Rd.,	None	None
Scarsdale, NY 10583

Medical Resources Home	Delaware	433 Watertown Street	Elsewhere in	None
Health Corp.		Newton, MA 02458	NJ

SCHEDULE 3.18

EXISTING INVESTMENTS

Investments in Subsidiaries (per Schedule 3.13)

SCHEDULE 6.02

EXISTING INDEBTEDNESS

NONE

SCHEDULE 6.03

EXISTING LIENS

NONE

SCHEDULE 6.04

GUARANTEES

NONE